EXHIBIT VII.I



                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the Common Stock, par value $.01 per share, of Trump Hotels & Casino Resorts, Inc., and further agree that this Joint Agreement be included as an Exhibit to such joint filing.

     In evidence thereof, each of the undersigned, being duly authorized, hereby executes this Joint Filing Agreement as of this 7th day of October 1996.

                                           /s/ DONALD J. TRUMP
                                          --------------------------------------
                                        Donald J. Trump


                                        TRUMP CASINOS, INC.

                                        By:/s/ DONALD J. TRUMP
                                           -------------------------------------
                                           Name:  Donald J. Trump
                                           Title: Sole Director,
                                                    President and Treasurer


                                        TRUMP CASINOS II, INC.

                                        By:/s/ DONALD J. TRUMP
                                           -------------------------------------
                                           Name:  Donald J. Trump
                                           Title: Sole Director,
                                                    President and Treasurer